Exhibit 99.1

Harbor Custom Development, Inc. Announces Change in Executive Leadership

TACOMA, Wash., June 26, 2023, (GLOBENEWSWIRE) --Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), a real estate company involved in all aspects of the land development cycle, today announced Lance Brown, Chief Financial Officer, will be resigning from the Company, effective July 21, 2023. Mr. Brown’s decision to resign does not relate to any disagreement with the Company’s management, the Board of Directors of the Company, or the Company’s independent auditors regarding any matter pertaining to the Company’s operations, accounting practices, financial disclosures, internal controls, policies, or practices. The Company has initiated a search for a new Chief Financial Officer to fill this position.

“I am grateful for the for the opportunity to serve as the Chief Financial Officer of Harbor Custom Development, and have immensely enjoyed the collaboration, trust, and shared commitment of all Harbor team members. I am confident in the future of Harbor and leave proud of my contribution to the strong foundation for sustained financial success,” stated Mr. Brown.

The Company expects to promote Yoshi Niino, Harbor’s Director of Accounting since February 2022 to Chief Accounting Officer effective July 21, 2023. Upon assuming this role, Mr. Niino will execute the duties of the Company’s principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes until the Company hires a new CFO.

Prior to joining Harbor, Mr. Niino served as Senior Internal Audit Manager for Weyerhaeuser (NYSE: WY). Mr. Niino was also previously an Audit Manager at Deloitte. Mr. Niino is a Certified Public Accountant who graduated from the University of Washington with a B.A. in Economics and Business Administration, Accounting.

“We are grateful for Lance’s exceptional contribution to the Company as CFO. He has played an instrumental role in shaping our Company’s internal financial and accounting systems, and we wish him the best of luck in his future endeavors. We are confident in the strength of our financial team that Lance helped build and are confident in Yoshi’s ability to shepherd the Company through its next chapter as our Chief Accounting Officer, as we look to fill the CFO position,” stated Jeff Habersetzer, Harbor Custom Development’s current Chief Operating Officer, and expected Chief Executive Officer, effective on July 12, 2023.

Harbor’s CFO, Lance Brown, announced his resignation effective July 21, 2023.

Yoshi Niino, who currently serves as Harbor’s Director of Accounting, is expected to be promoted to Chief Accounting Officer.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle, including land acquisition, entitlements, construction of project infrastructure, home and apartment building, marketing, and sales of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; Austin, Texas and Punta Gorda, Florida. As a land developer and builder of apartments, and single-family luxury homes, Harbor Custom Development’s business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views or convenient access to freeways and public transportation to develop and sell residential lots, new home communities, and multi-story apartment properties within a 20 to 60-minute commute of the nation’s fastest-growing metro employment corridors.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974